                                                                   EXHIBIT 10.41

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [ * ]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                     [LOGO OF LOUDEYE TECHNOLOGIES, INC.]

                             VOLUME PURCHASE ORDER

     THIS VOLUME PURCHASE ORDER (this "Order") is entered into as of July 19, 2000 (the "Effective Date"), by and between Loudeye Technologies, Inc., a Delaware corporation ("Loudeye"), and MusicBank, a Delaware corporation ("Customer").

     Loudeye and Customer desire to enter into certain terms relating to Customer's volume purchases of encoding services. The parties agree as follows:

     1. Volume Purchase Commitment. Customer agrees to purchase from Loudeye encoding services in the following amounts during the periods set forth below (the annual amount for each year being referred to as the "Annual Commitment"; each quarterly amount being referred to as a "Quarterly Commitment"; or each monthly amount being referred to as a "Monthly Commitment"):

     2. Scheduled Arrival Dates. Loudeye agrees to Deliver media content to Musicbank according to the following Scheduled delivery dates during the periods set forth below:

      Quarterly/Monthly Commitment.
-------------------------------------------------------------------------------------
Qtr         # of CD's *       $ Per CD          Amount       Scheduled Delivery Dates
-------------------------------------------------------------------------------------
Q1 01
-------------------------------------------------------------------------------------
Q2 01
-------------------------------------------------------------------------------------
Q3 00     [   *   ]        [   *   ]        [   *   ]        [   *   ]
-------------------------------------------------------------------------------------
Q4 00     [   *   ]        [   *   ]        [   *   ]        [   *   ]
-------------------------------------------------------------------------------------
Total     [   *   ]                         [   *   ]
-------------------------------------------------------------------------------------

* One Title can have multiple CD's.

     3. Pricing Terms. Based on the Annual Commitment and each Monthly or Quarterly Commitment, Loudeye agrees to provide the encoding services at the rates attached hereto as Exhibit A.

Provided, however, at any time during the term of this Agreement, if Customer fails to deliver the content to be encoded according to the scheduled arrival date(s), or if Customer fails to meet two consecutive Quarterly Commitments, the pricing terms set forth above shall not be applicable to the encoding services and Customer shall pay Loudeye's standard non-discounted rates in effect at such time for all encoding services already performed or to be performed on Customer's behalf by Loudeye. Each Quarterly Commitment and Annual Commitment shall be recalculated based on such standard non-discounted rates.

     4. Deposit. Upon execution of this Order, Customer shall pay Loudeye a non-refundable deposit in the amount of [ * ] on September 1st due under the
Order which will be applied against the [ * ] of the work to be performed by Loudeye hereunder except as set forth herein. Loudeye will invoice Customer for the Deposit upon execution of the Order. Payment terms for the Deposit are net
[   *   ] from invoice date.

In the event that Customer does not deliver content to be encoded to Loudeye
within [   *   ] of the first scheduled arrival date per the Order, Customer will forfeit the deposit to Loudeye.

     5. Billing and Payment. Billing will be on a monthly basis, beginning the first month, and as content is delivered to Customer. Payment terms are net
[   *   ] from invoice date. (Except for Deposit per Section 4.)

     6. Terms and Conditions. All encoding services to be performed by Loudeye on the above volume and pricing terms shall be pursuant to the terms and conditions attached hereto as Exhibit B, and reference will be



[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

made to this Volume Purchase Order. Such terms and conditions shall govern Loudeye's provision of encoding services to Customer and are incorporated herein.

     7.  Termination.  Either party may terminate this Agreement upon [   *   ]
written notice; provided, however,

     a)  if less than [   *   ] of the scheduled content arrives prior to
         termination, Customer is subject to forfeiture of the entire deposit, and Customer will pay Loudeye its standard non-discounted rates for all work performed and to be performed by Loudeye

     b) if Customer terminates this Agreement prior to delivery of any content to Loudeye, Customer is subject to forfeiture of the entire deposit.

     8. Termination of Prior Agreement; Integration. This Order constitutes the full and complete agreement of Loudeye and Customer with respect to the subject matter contained in this Order and there are no further or other agreements or understandings, written or oral, in effect between Loudeye and Customer relating to such subject matter except as expressly referred to herein, and in particular that certain Volume Purchase Order dated as of April 15, 2000 between Loudeye and Customer (then known as MyMusicLibrary.com, Inc.) is hereby terminated and of no further force and effect.

     9.  [   *   ].   Through the later of (i) [   *   ] or (ii) so long as
Customer has [   *   ], Loudeye agrees [   *   ].  A duly authorized
representative of each of the undersigned parties has signed and delivered this Agreement as of the date first set forth above.



LOUDEYE Technologies, INC.             MusicBank


By:  /s/ Larry Culver                  By:  /s/ Terrence Timm
     ------------------                     -------------------
Its: Chief Financial Officer           Its: Senior Project Manager
     -------------------------              ------------------------


[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                 Exhibit A - Musicbank Technical Specifications

Formats:       [   *   ]
               [   *   ]

Clip Lengths:  [   *   ]
               [   *   ]

Data:          All associated data and metadata are provided using the
               [   *   ] database.  Data fields supplied are:

[   *   ]

Encode Filenaming Convention:

[   *   ]

Scans of Front Cover Art:

               [   *   ]

Scan File Naming Convention:

               [   *   ]

Delivery:      [   *   ] delivered on MusicBank's NetApp RAID device. NetApps
               will be shipped only when full unless otherwise specified by MusicBank. Loudeye may invoice based on completed CDs loaded into the NetApp per the progress against monthly schedule. Loudeye will notify MusicBank of status of these NetApps one week prior to specified delivery dates. Musicbank will perform checksum on the NetApp and return the NetApp to Loudeye within 3 weeks OR notify Loudeye immediately that the backup can be purged. Failure to comply with this may result in slippage of the scheduled delivery dates.

Directory Structure:
               [   *   ]

CDs:           Loudeye and Musicbank will purchase CD's from [   *    ] or other
               vendor. (balance of [   *   ] CD's for delivery in [   *   ] and
               Musicbank will purchase CD's for Q4 commitment of [   *   ] CD's
               under the term outlined herein. The CDs will remain the property of Musicbank and will be shipped to MusicBank when they are no longer needed by production. Pricing included herein is only
               applicable on CDs that are part of the [   *   ] dataset. There
               can be multiple CD's per Title as in box sets. This document assumes delivery of CD's not Titles for the amounts given. There
               has been a consistent fallout rate of approximately [   *   ] out
               of [   *   ] CD's from the [   *   ] catalogue, these CD's are
               physically defective and cannot be processed. Loudeye requires re-order time of these CD's.

Archive and Re-encoding of existing .wav files

               Loudeye will archive for [   *   ] all .wav files of CDs encoded
               for Customer pursuant to the Order at a cost of [   *   ] per CD
               (the "Archive"). The archiving will be extended for one year at no additional charge unless either party notifies the other at
               least [   *   ] before the expiration of the term. Upon
               Customer's request, Loudeye shall deliver a copy of the Archive of Customer's .wav files stored on Customer's behalf to Customer in a mutually agreeable format such as DAT tapes or on NetApp RAIDS, at Customer's expense. Under not circumstances will
               Loudeye distribute or alter Customer's archive without [   *   ]
               prior notification.

     a) Format. The re-encoded format must be a then-currently supported commercial format Loudeye's, as determined by Loudeye in its
          sole discretion. [   *   ].


[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

     b)   Cost.  For the first re-encode of [   *   ]  per CD (e.g one format
          two bit rates or two formats one bit rate). For all subsequent re-
          encodes, the cost will be [   *   ] per C.

     c) Additional terms and conditions. The timing and other terms and conditions applicable to the re-encoding will be set forth in a separate purchase order.

     d) Re-encode. Customer will use Loudeye for all mass re-encoding where the format to be encoded to is supported by the Loudeye encoding system at the time of request.

Encoding Pricing.

Total Cost Per CD: [   *   ] for delivery by [   *   ].

Total Cost Per CD: [   *   ] for delivery from [   *   ].

Service Level Agreement

Loudeye agrees to deliver the complete encode files, artwork and data according to the following terms:

     1.   Shipment of artwork and new data containing the [   *   ] for the
          [   *   ] CD's previously delivered and as outlined in Exhibit A, by
          the week of [   *   ].

     2.   Ship [   *   ] CD's worth of encoded data and scans on or during
          the week of [   *   ].

     3.   The next shipment of [   *   ] CD's worth of encode files, artwork
          and data by the week of [   *   ].

     4.   [   *   ]

     5. Should Loudeye fail to deliver the Items 1 and 2 contained herein Musicbank has the option to upon written notice terminate the
          agreement for the balance [   *   ] CDs. Written notice of termination
          must be provided to Loudeye on or before [   *   ].

     6. Loudeye agrees to provide dedicated project management support to Musicbank. Additionally, Loudeye will provide onsite technical support during mutually agreed upon milestones through August 31, 2000. These milestones will be defined by Musicbank prior to August 4,2000


Musicbank agrees to the following conditions under the terms of this document:

     1. Any changes to specifications contained herein null and void the delivery dates committed by Loudeye.

     2.   Musicbank agrees ship balance of [   *   ] CDs to Loudeye according to
          the following schedule unless otherwise notified by Loudeye.

          a.   [   *   ] CD's by [   *   ]
          b.   [   *   ] CD's [   *   ]
          c.   [   *   ] CD's [   *   ]

     3. Loudeye will provide Musicbank with a master list of all available CD Titles in the Loudeye database to be ordered for processing.

     4.   Musicbank will provide an electronic packing slip to Loudeye that
          contains [   *   ] that is a subset of the master list described
          above, [   *   ] prior to the delivery of the CD's.



LOUDEYE Technologies, INC.             MusicBank


By:  /s/ Larry Culver                  By:  /s/ Terrence Timm
     ------------------                     -------------------
Its: Chief Financial Officer           Its: Senior Project Manager
     -------------------------              ------------------------


[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B

                              Terms and Conditions

1. CONTROLLING TERMS. The terms and conditions of sale contained herein shall apply to all provisions of encoding services and related services by Loudeye Technologies, Inc. ("Loudeye") and to all purchase orders or other offers accepted by Loudeye related thereto (collectively, the "Service"). These terms and conditions may in some instances conflict with or add to some of the terms and conditions affixed to the purchase order or the procurement document issued by the Customer. In such case, the terms and conditions contained herein shall govern exclusively and ACCEPTANCE OF CUSTOMER'S ORDER IS EXPRESSLY CONDITIONED UPON CUSTOMER'S ACCEPTANCE OF THE TERMS AND CONDITIONS CONTAINED HEREIN irrespective of whether the Customer accepts these conditions by oral or written acknowledgment, by implication or by acceptance of or payment for the provision of the Service ordered hereunder based on the content, materials and/or elements (collectively, the "Content") provided to Loudeye by Customer.

2. TERMS OF PAYMENT. Payment must be made in US dollars and may be made in cash, cashier's check, money order, travelers checks, check drawn on local bank or Visa / MasterCard. All COD orders must be paid for and picked up Monday through Friday between the hours of 9:00 AM and 5:00 PM. Invoice terms are net 30 days from date of invoice, except for Deposit invoice, which is due in full within 10 days of invoice date. Interest at the maximum rate allowed by law will be charged on all accounts not paid by due date unless previous arrangements have been made with the Loudeye. ANY CLAIMS FOR ADJUSTMENT IN CONNECTION WITH AN INVOICE MUST BE PRESENTED IN WRITING WITHIN 10 DAYS OF THE DATE OF THE INVOICE IN QUESTION.

3. PRICES; LIENS. Quantities specified are based on estimates provided by Customer. Prices for the Service are those shown on the face of this acknowledgment, provided, however, that if such prices are based on the purchase of a minimum quantity of Service and Customer fails to purchase such minimum quantity, Loudeye has the right to collect from Customer the difference between the price paid by Customer for the Service purchased and Loudeye's standard price for such Service in quantity actually purchased by Customer. Per minute charges are billed in minimum one-minute increments, unless specifically stated otherwise. Loudeye shall have a lien and security interest on tapes, CDs, files and other property delivered by Customer to Loudeye and/or made by Loudeye therefrom for the balance of any account due us by the Customer, including collection and attorney's fees. Customer hereby authorizes Loudeye to execute and file, on Customer's behalf, a financing or other statement evidencing this security interest. When necessary, Customer agrees to execute necessary documentation for perfecting such security interest.

4. SHIPPING. If Loudeye provides shipping and handling services for Customer's materials, surcharges will apply. Shipping and delivery dates are approximate. In no event, for any reason whether or not beyond Loudeye's control, shall Loudeye be liable to Customer or any other party for any losses, damages or liability for delay in delivery of shipped materials; nor shall any delay in delivery of shipped materials constitute grounds for cancellation of Customer's work order.

5. DELIVERY. The delivery dates set forth on this acknowledgment are approximate only, and Loudeye is not liable for any damages to Customer, nor shall Loudeye be in breach of its obligations to the Customer, because of any delivery made within a reasonable time after the stated delivery date. Loudeye may by written notice to Customer change any delivery date, and such date shall become the agreed upon delivery date unless Customer objects to such date in writing delivered to Loudeye within ten (10) days of receipt of Loudeye's notice. Loudeye shall not be liable for any late delivery caused by the failure of the Customer to provide in a timely manner any necessary information to affect such delivery.

6. FORCE MAJEURE. Loudeye is not liable for any failure to deliver, or delay in the delivery of, any Service due to a cause beyond its control, including but not limited to acts of God, fires, typhoons, earthquakes, labor disputes, governmental actions or inability to obtain materials, components, energy, encoding facilities, or transportation. In the event of any such delay, the data of delivery or performance hereunder shall be extended by a period equal to the time lost by reason of such delay. If Loudeye's production is curtailed for any of the above reasons, Loudeye may allocate its production among its various customers. Such allocation shall be in a commercially fair and reasonable manner.

7. STORAGE. It is the Customer's responsibility to arrange for removal of materials from Loudeye at the completion of each project. At the Customer's request, Loudeye will store tapes and Content for a maximum of 60 days. Loudeye reserves the right to ship tapes and/or Content to the Customer, freight collect, at the conclusion of the 60 day period or to charge a storage fee or to otherwise dispose of the materials.

8. RIGHT TO REFUSE SERVICE. Loudeye reserves the right to refuse service and/or process any Content which Loudeye, in its sole discretion, deems unlawful, pornographic, degrading, likely to incite prejudice or passion or otherwise inappropriate.

9. CUSTOMER WARRANTIES. Customer represents and warrants that (a) Customer has sufficient rights in the Content to use it in the manner contemplated by this acknowledgment, (b) the Content does not infringe upon or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party or any obscenity law or other applicable law, rule or regulation in any jurisdiction in which the Content may be viewed or retrieved, (c) Loudeye's provision of the Service and/or hosting of the Content hereunder will not infringe upon or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party, including but not limited to any and all performance license rights, mechanical license rights, synchronization license rights and rights under the Digital Performance Right in Sound Recordings Act of 1995, or any obscenity law or other applicable law, rule or regulation in any jurisdiction in which the Content can be viewed or retrieved, and (d) the Content and Loudeye's provision of the Service on behalf of Customer is not for any illegal, obscene, offensive or immoral purpose.

10. LOUDEYE LIMITED WARRANTY; LIMITED LIABILITY; EXCLUSION OF CONSEQUENTIAL DAMAGES. It is understood and agreed that the Customer's materials are transported, received, processed, used and stored at Customer's risk. LOUDEYE SHALL NOT BE LIABLE FOR ANY LOST PROFITS OR OTHER DAMAGES CAUSED BY THE LOSS, DAMAGE OR DESTRUCTION OF MATERIALS BELONGING TO THE CUSTOMER OR ANY OTHER PERSON WHILE IN TRANSIT OR POSSESSION OF LOUDEYE UNLESS CAUSED BY THE NEGLIGENCE OF LOUDEYE IN WHICH EVENT, THE LIABILITY OF LOUDEYE SHALL BE LIMITED TO THE REPLACEMENT OF A SIMILAR QUANTITY OF BLANK TAPE OR MAGNETIC OR OPTICAL MEDIA TO THE MATERIALS WHICH WERE LOST, DAMAGED OR DESTROYED. EXCEPT FOR SUCH REPLACEMENT, LOUDEYE SHALL HAVE NO FURTHER LIABILITY REGARDING THE LOSS, DAMAGE OR DESTRUCTION OF SUCH MATERIALS. LOUDEYE SHALL NOT BE LIABLE TO CUSTOMER OR ANY OTHER PERSON FOR ANY ACT OR OMISSION OF ANY PERSON SELECTED BY LOUDEYE TO PERFORM SERVICES OR FURNISH MATERIALS TO CUSTOMER. IF MATERIALS FURNISHED BY LOUDEYE ARE FOUND TO BE DEFECTIVE IN MANUFACTURE, LOUDEYE SHALL REPLACE SUCH MATERIALS WITH A SIMILAR QUANTITY OF BLANK TAPE, OR MAGNETIC OR OPTICAL MEDIA, PROVIDED THE CUSTOMER NOTIFIES LOUDEYE IN WRITING WITHIN THIRTY DAYS AFTER SHIPMENT OF SUCH DEFECT. EXCEPT FOR SUCH REPLACEMENT, LOUDEYE SHALL HAVE NO FURTHER LIABILITY IN CONNECTION WITH SUCH DEFECTIVE MATERIALS. LOUDEYE MAKES NO WARRANTY, EXPRESSED OR IMPLIED WITH RESPECT TO THE MATERIALS OR SERVICES PROVIDED IT ASSUMES NO RESPONSIBILITY FOR THE CHARACTER OR QUALITY OF MATERIALS OR SERVICES PROVIDED BY IT. LOUDEYE EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL WARRANTIES WITH RESPECT TO THE SERVICE ARE STRICTLY LIMITED TO THOSE SET FORTH IN THIS ACKNOWLEDGMENT. IN NO EVENT WILL LOUDEYE BE LIABLE TO THE CUSTOMER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, OR INCIDENTAL DAMAGES EVEN IF LOUDEYE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, LOUDEYE MAKES NO REPRESENTATION OR WARRANTIES OF ANY TYPE WHATSOEVER REGARDING THE HOSTING OF ANY CONTENT ON ITS NETWORK OR ANY SUBCONTRACTOR'S OR OTHER PARTY'S NETWORK OR THE PERFORMANCE OR RELIABILITY OF ANY SUCH NETWORK, OR ANY CONNECTION TO, TRANSMISSION OVER, RESULTS OF OR USE OF ANY NETWORK CONNECTION OR FACILITIES PROVIDED (OR FAILED TO BE PROVIDED) UNDER THIS ACKNOWLEDGMENT AND LOUDEYE MAKES NO WARRANTY WHATSOEVER FOR PRODUCTS OR SERVICES NOT ACTUALLY PRODUCED OR PROVIDED BY LOUDEYE.

11. INDEMNIFICATION BY CUSTOMER. Customer agrees to defend, protect, indemnify and hold Loudeye harmless from and against all claims of any kind, whether based in contract, in tort (including negligence or strict liability), or resulting from (a) services provided by Loudeye on behalf of Customer hereunder, except for any damages arising exclusively out of any material breach of this acknowledgment by Loudeye, (b) any use by Loudeye of any data or files provided by Customer to Loudeye under this acknowledgment, (c) any breach by Customer of this acknowledgment, including without limitation any failure by Customer to observe or satisfy any terms or conditions of this acknowledgment, (d) any violation of any applicable federal, state or local laws with regard to the transmission and use of information and content, including laws related to privacy, publicity, the Communications Decency Act of 1996, arising out of the Customer Content, (e) any infringement of any United States or other patent, trademark, copyright, trade secret or other intellectual property right, including but not limited to any and all performance license rights, mechanical license rights, synchronization license rights and rights under the Digital Performance Right in Sound Recordings Act of 1995, relating to the Content supplied by Customer to Loudeye or the Services provided hereunder, or (f) otherwise for any losses, expenses, damages and liabilities, direct, indirect, special or consequential which may arise out of Customer's use, distribution or sale of goods or services covered hereby except those caused solely by the sole gross negligence of Loudeye. Customer acknowledges having read and agrees to the terms and conditions regarding Loudeye's branding rights and other intellectual property rights set forth at www.Loudeye.com as may be amended from time to time in Loudeye's sole discretion.

12. ACKNOWLEDGMENT. Customer acknowledges that Loudeye, in its sole discretion, may subcontract all or part of the hosting services to be provided hereunder. CUSTOMER FURTHER ACKNOWLEDGES THAT LOUDEYE WILL HAVE NO LIABILITY FOR THE FAILURE OF ANY NETWORK OR SERVER IN CONNECTION WITH THE HOSTING OF ANY CONTENT.

13. ORDER CANCELLATION. If an order for the Service is canceled, Customer must pay for orders scheduled for delivery or performance within ninety (90) days of Loudeye's receipt of cancellation notice.

14. MISCELLANEOUS. Any waiver by Loudeye of any default by the Customer hereunder shall not be deemed to be a continuing waiver of such default or a waiver of any other default or of any of the terms and conditions of this acknowledgment. The terms and conditions of this acknowledgment may not be superseded, modified, or amended except in a writing stating that it is a modification and signed by an authorized representative of each party hereto, provided, however, that Loudeye may modify the specifications of the Service provided hereunder if the modification does not change the form, fit or function of the Service. This acknowledgment (not including any of the terms and conditions of the Customer's purchase order or any similar document issued by Customer), constitutes the entire agreement between the Customer and Loudeye with regard to the Service listed on the face of this acknowledgment, and expressly supersedes and replaces any prior or contemporaneous agreements, written or oral, relating to such goods or services. This acknowledgment is governed by, construed and enforced in accordance with the laws of the State of Washington, without regard to conflict of laws provisions. Both parties agree that any litigation or arbitration between the parties shall take place in King County, Washington, and both parties waive any objection to personal jurisdiction or venue in any forum located in that county. In any suit or action brought to enforce any term, condition or covenant of this acknowledgment or to recover damages arising from any breach of the acknowledgment, the losing party shall pay the prevailing party's reasonable attorneys' fees and all other costs and expenses which may be incurred by the prevailing party in any suit, action or in any reviews or appeals therefrom.



Customer Signature:_______________________________________Date:________________

                                   Exhibit C

                             Software Specification

                                   [   *   ]


[ * ] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.